                                                                     EXHIBIT 1.1

                                 [____] UNITS *

                               BIOPURE CORPORATION

                             UNDERWRITING AGREEMENT

                                December __, 2006

Dawson James Securities, Inc.,
As Representative of the several
   Underwriters named in Schedule I hereto
c/o Dawson James Securities, Inc.
925 South Federal Highway, 6th Floor
Boca Raton, FL 33432

Dear Sirs:

      Biopure Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters") for whom you are acting as Representative (the "Representative"), the number of securities of the Company identified on Schedule I to this Agreement.

      The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on
Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $____ per Firm Unit. The Firm Units are to be offered to the public (the "Offering") at the offering price of $___ per Firm Unit. Each Firm Unit consists of one (1) share of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), and one (1) warrant (the "Warrant"). Each Warrant entitles its holder to exercise it to purchase one (1) share of Common Stock for $_____ and shall be exercisable immediately for a period of five (5) years commencing on the Effective Date (as defined hereinbelow). The Warrants are to be issued under the terms of a Warrant Agreement (the "Warrant Agreement") by and between the Company and its stock transfer agent, American Stock Transfer & Trust Company, in substantially the form filed as an exhibit to the Registration Statement (as hereinafter defined). The shares of Common Stock and the Warrants are separate securities and are referred to collectively as "Units" for convenience only.

      The Company has prepared and initially filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form S-1 on October 17, 2006 (File No. 333-138049), including a Preliminary Prospectus (as hereinafter defined) relating to the Securities (as hereinafter defined), and such amendments thereof as may have been required to the date of this Underwriting Agreement (the "Agreement"). The Company has heretofore delivered copies of the Registration Statement (including all amendments thereto) and of the related Preliminary Prospectus to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, all financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final Prospectus (as hereinafter defined) filed with the Commission pursuant to

-----------
* Plus an additional [__________] Units subject to Underwriters' Over-allotment Option.

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Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Regulations is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

      The Company understands that the Underwriters propose to make a public offering of the shares and warrants, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

      1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

      (a)(i) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Firm Unit (net of discounts and commissions) (the "Initial Price"), the number of Firm Units set forth opposite the name of such Underwriter under the column "Number of Firm Units to be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

      (ii) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional [_____] Units (the "Over-allotment Option"). Such additional [____] Units are hereinafter referred to as "Option Units." The Firm Units and the Option Units are hereinafter collectively referred to as the "Units," and the Units, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1(a)(i) hereof.

      The Over-allotment Option granted pursuant to Section 1(a)(ii) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the "Option Closing Date"), which will not be later than five (5) full business days nor earlier than two (2) full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

      (b) Payment of the purchase price for, and delivery of the certificates for, the Firm Units shall be made at 10:00 A.M., New York time, on _______, 2006, or such other date, not later than the fifth (5th) business day thereafter, or at such earlier time as shall be agreed upon by the

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Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called the "Closing Date." Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds to the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing components of the Firm Units (or through the facilities of the Depository Trust Company ("DTC")) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one
(1) full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

      (c) The Company hereby agrees to issue to the Representative (and/or its designees) on the Effective Date two (2) warrants (the "Representative's Warrants"), each for the purchase of an aggregate of [_______] shares of Common Stock ("Representative's Shares"). The Representative's Warrants shall be exercisable, in whole or in part, for the period of four (4) years commencing on the first anniversary of the Effective Date, one at an initial exercise price per Representative's Share of $____, which is equal to one hundred twenty percent (120%) of the Initial Price, and the other at an initial exercise price per Representative's Share of $____, which is equal to one hundred twenty-five percent (125%) of the Initial Price. The Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "Representative's Securities." The Public Securities and the Representative's Securities are hereinafter referred to collectively as the "Securities." The Representative understands and agrees that there are significant restrictions against transferring the Representative's Warrants during the first one hundred eighty (180) days after the Effective Date, as set forth in the Representative's Warrants.

      Payment of the purchase price of, and delivery of the certificates for, the Representative's Warrants shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative's Warrants in the name or names and in such authorized denominations as the Representative may request.

      2. Representations and Warranties of the Company. For your own independent business reasons, you have required the Company to make the following representations and warranties as a condition to agreeing to execute this Agreement. You understand, and anyone reviewing this Agreement should understand, that disclosure regarding the Company and its business is contained in the Prospectus or Registration Statement, and that no representation, warranty, covenant or agreement contained in this Agreement is intended, or should be construed, to modify the disclosure about the Company and its business contained in the Prospectus or Registration Statement. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date, that:

      (a) At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Rules, and will in all material respects conform to the requirements of the Securities Act and the Rules; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties made in this Section 2(a) shall apply to statements made or statements omitted from the Registration Statement, Prospectus or any Preliminary Prospectus (or any amendments or supplements thereto) in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

      (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in and complied in all material respects with the requirements of the Exchange Act, as applicable, and the Rules thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties in this paragraph shall apply to statements in, or omissions from, the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters for use in the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Prospectus is the statements contained under the caption "Underwriting" in the Prospectus.

      (c) The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

      (d) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since its inception prior to the date hereof, except as disclosed in the Registration Statement.

      (e) The disclosures in the Registration Statement summarizing the effects of federal, state and local regulation on the Company's business as currently contemplated are correct summaries in all material respects and do not omit to state a material fact.

      (f) The statistical and related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

      (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) the Company has not incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company, taken as a whole, nor entered into any material transaction not in the ordinary course of business (other than additional draws made under existing credit facilities), (ii) except as contemplated by the Prospectus, there has not been any change in the Company's capital stock or increase in long-term debt (other than additional draws made under existing credit facilities) or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock (or other) of the Company, (iii) the Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business, whether or not covered by insurance, otherwise than as contemplated by the Prospectus,
(iv) since the date of the latest audited financial statements included in the Prospectus and except as contemplated by the Prospectus, there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, business, properties, prospects or condition (financial or otherwise), stockholders' equity, or results of operations of the Company, taken as a whole, nor have any events occurred which, singly or in the aggregate, have a material adverse effect on the sale of the Securities or the consummation of the transactions contemplated hereby (any change or event described in (iv) of this clause (g), a "Material Adverse Effect"); and (v) the Company has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are described in the Prospectus or are not material and do not interfere materially with the use made and proposed to be made of such property and buildings by the Company.

      (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

      (i) Ernst & Young LLP ("E&Y"), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Rules. E&Y has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services as prohibited in Section 10A(g) of the Exchange Act. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or a material future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

      (j) The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

      (k) The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

      (l) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or, other than agreements with a Representative, any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. The certificates evidencing the Securities are in due and proper legal form and have been duly authorized for issuance by the Company.

      (m) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Representative's Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      (n) Except as disclosed in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

      (o) This Agreement and the Warrant Agreement (collectively, the "Operative Agreements") have been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      (p) The execution, delivery, and performance by the Company of the Operative Agreements, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party, (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

      (q) No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

      (r) Except as disclosed in the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on this offering and the Company's business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

      (s) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by the Operative Agreements and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

      (t) To the Company's knowledge, all information contained in the questionnaires ("Questionnaires") completed by each of the Company's officers, directors, and stockholders and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in such Questionnaires to become inaccurate and incorrect in all material respects.

      (u) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company or any officer, director and stockholder which has not been disclosed in the Registration Statement, the Prospectus or the Questionnaires or any part thereof.

      (v) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.

      (w) The Company has not issued any order preventing or suspending the use of any Preliminary Prospectus, Prospectus, Registration Statement or any part thereof.

      (x) Except as described in the Prospectus or agreements with the Representative, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

      (y) The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve (12) months prior to the date of the Prospectus Supplement, other than payments to the Representative or as disclosed in the filings with the Commission.

      (z) INTENTIONALLY OMITTED.

      (aa) Based on the Questionnaires, except as set forth on Schedule 2(aa), no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member participating in the Offering. The Company will advise the Representative and its counsel, if it learns that any officer, director or owner of at least five percent (5%) of the Company's outstanding Common Stock is or becomes an affiliate or associated person of an NASD member participating in the Offering.

      (bb) Neither the Company nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

      (cc) Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

      (dd) (i) The Company is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CER, CLA 1980") or otherwise designated as a contaminated site under applicable state or local law. The Company has not been named as a "potentially responsible party" under the CER, CLA 1980.

      (ee) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

      (ff) The Company owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, individually or in the aggregate, its operations, except where the failure to own, possess or have the right to use would not have a Material Adverse Effect; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, has, or, would reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Company, the use of such Intellectual Property in connection with the business and operations of the Company as described in the Prospectus does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

      (gg) All income tax returns required to be filed by the Company in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no income tax returns of the Company that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

      (hh) No employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be a stockholder, employee, officer and/or director of the Company.

      (ii) No more than forty-five percent (45%) of the "value" (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the "Investment Company Act")) of the Company's total assets consist of, and no more than forty-five percent (45%) of the Company's net income after taxes is derived from, securities other than "Government securities" (as defined in Section 2(a)(16) of the Investment Company Act).

      (jj) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act.

      (kk) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

      (ll) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

      (mm) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus or in the documents incorporated by reference into the Registration Statement and the Prospectus. There is and has been no material failure on the part of the Company and, to the knowledge of the Company, any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-

Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

      (nn) INTENTIONALLY OMITTED.

      (oo) The Company during the last three (3) years has materially complied with, is not in material violation of, and has not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, including without limitation all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or product candidate manufactured or distributed by the Company ("Applicable Laws"), or any license, certificate, approval, clearance, authorization, permit, supplement or amendment required by any Applicable Laws ("Authorizations"). The Company possesses all material Authorizations and such material Authorizations are in full force and effect. The Company is, and its products or product candidates are, in compliance in all material respects with all Authorizations and Applicable Laws, including, but not limited to, all laws, statutes, rules, regulations, or orders administered, issued or enforced by the Federal Food and Drug Administration (the "FDA") or any other federal or foreign governmental authority having authority over the Company or any of its products or product candidates ("Governmental Authority"). The Company during the last three (3) years has not received from the FDA or any other Governmental Authority any notice of adverse findings , notices of violations, Warning Letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act, or other similar communication from the FDA or other Governmental Authority alleging or asserting material noncompliance with Applicable Laws or any Authorizations, and during the last three (3) years there have been no seizures conducted or threatened by the FDA or other Governmental Authority, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company's products conducted, requested or threatened by the FDA or other Governmental Authority relating to the products sold by the Company. The Company has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal, safety alert, "dear doctor" letter, or other similar notice or action relating to the alleged lack of safety or efficacy of any of the Company's products or any alleged product defect or violation, and the Company has no knowledge that any Governmental Authority has initiated, conducted or intends to initiate any such notice or action. The Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other similar action from any Governmental Authority alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding. Each regulatory submission for the Company's products has been filed, cleared and maintained in compliance in all material respects with all Applicable Laws and Authorizations, including without limitation applicable federal statutes, rules, regulations or orders administered or promulgated by the FDA or other Governmental Authority, and all laboratory and clinical studies, and tests that the Company has conducted and is conducting to demonstrate the safety and efficacy of its products and product candidates are in all material respects in compliance with accepted professional scientific standards and all Applicable Laws and Authorizations in all material respects. No filing or submission to the FDA or any other Governmental Authority, intended to be the basis for any Authorization, contains any material omission or material false information or presents data and results from the studies in any manner other than fair, accurate, and complete presentation. The Company is not aware, directly or indirectly of any other studies, tests, trials, presentations, publications or other information that could reasonably call into question the validity, completeness, or accuracy of any study, test, trial, results or data relating to the Company's products or product candidates. Except as described in the Prospectus, during the last three (3) years the Company has not received any notices or correspondence from any Governmental Authority (including, but not limited to, the FDA) requiring suspension of any studies, tests, or clinical trials conducted by or on behalf of the Company. Except as disclosed in the Prospectus, the Company is not aware of any facts which are reasonably likely to cause (A) the nonapproval or non-clearance, withdrawal, or recall of any products sold or intended to be sold by the Company, or (B) a suspension or revocation of any of the Company's Authorizations.

      (pp) Other than as contemplated by or described in this Agreement and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

      (qq) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

      (rr) Neither the Company, nor, to its knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (ss) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

      (tt) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Closing Date and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

      (uu) Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has taken no action designed to, or likely to have the effect of, terminating the listing of its securities on the Nasdaq Stock Market, nor has the Company received any notification that the Nasdaq Stock Market is contemplating terminating such listing. Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of the NASD Marketplace Rules. The Company's board of directors and/or the audit committee has adopted a charter that satisfies the requirements of such Marketplace Rules. Neither the Company's board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weakness in the Company's internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls.

      (vv) As of the time that the first notice of acceptance is sent, the Issuer-Represented Free Writing Prospectus(es), if any (as listed on Schedule II to this Agreement), and the Preliminary Prospectus, considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Prospectus or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative on behalf of the several Underwriters specifically for use therein. As used in this paragraph and elsewhere in this Agreement, "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433, relating to the Public Securities, that (A) is required to be filed with the Commission by the Company, (B) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the offering of the Public Securities pursuant to this Agreement.

      (ww) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through each Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative on behalf of the several Underwriters specifically for use therein.

      (xx) Unless the Company obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Public Securities that would constitute an "issuer free writing prospectus" as defined in Rule 433, or that would otherwise constitute a "free writing prospectus" as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping. The Company has satisfied and will satisfy the conditions of Rule 433 to avoid a requirement to file with the Commission any electronic road show.

      (yy) Except as disclosed in the Prospectus, the Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any director or executive officer.

3.    Covenants of the Company. The Company covenants and agrees as follows:

      (a) To prepare the prospectus supplement in a form approved by you (such approval not to be unreasonably withheld or delayed) and to file such prospectus supplement pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second (2nd) business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof other than as required by law; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Public Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the Company furnishing to the Representative for its review a copy thereof prior to filing, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

      (b) Prior to 12:00 P.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish each Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your reasonable request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Public Securities at any time nine (9) months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

      (c) The Company shall have the right to engage the Representative, on a non-exclusive basis, as its agents for the solicitation of the exercise of the Warrants. The Company, if it so engages the Representative, will (i) assist the Representative with respect to such solicitation, if requested by the Representative, and (ii) at the Representative's request, provide the Representative, and direct the Company's transfer and warrant agent to provide to the Representative, at the Company's cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. Commencing one (1) year from the Effective Date, if it so engages the Representative, the Company will pay the Representative a commission of five percent (5%) of the exercise price of the Warrants for each Warrant exercised after such date, payable upon payment of the exercise price, on the terms provided for in the Warrant Agreement, only if permitted under the rules and regulations of the NASD and only to the extent that an investor who exercises his Warrants specifically designates, in writing, that the Representative solicited his exercise. The Representative may engage sub-agents in their solicitation efforts if engaged by the Company.

      (d) The Company hereby agrees to pay on each of the Closing Date to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to
(i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may reasonably be required by the Underwriters, (ii) the printing, issuance and delivery of the Units and the Representative's Warrants, including any transfer or other taxes payable thereon, (iii) the filing fees incident to securing any required review by the NASD of the fairness or reasonableness of the underwriting terms and arrangements of the Offering and the reasonable fees and disbursements of the Representative's counsel relating thereto, (iv) costs of placing "tombstone" advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative not to exceed $10,000, (v) fees and disbursements of the transfer and warrant agent, (vii) the Company's expenses associated with "due diligence" meetings arranged by the Representative including a videotape or power-point presentation, and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3(d), provided that the Representative provides reasonably detailed invoices. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Representative and others. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever for reasons not attributable to the Underwriters, then the Company shall reimburse the Underwriters in full for their reasonable out of pocket accountable expenses actually incurred by the Representative. The Representative shall retain such part of the non-accountable expense allowance previously paid, if any, as shall equal its reasonable actual out-of-pocket accountable expenses and refund the balance. If the amount previously paid is insufficient to cover such reasonable actual out-of-pocket accountable expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket accountable expenses.

      (e) Neither the Company, nor any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities .

      (f) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (g) The Company shall advise the NASD if it is aware that any five percent (5%) or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Public Securities.

      (h) All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

      (i) For a period of five (5) years from the Effective Date, the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws.

      (j) The Company further agrees that, in addition to the expenses payable pursuant to Section 3(d) , on the Closing Date it will pay to the Representative a nonaccountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Units (less any amounts previously paid) by deduction from the proceeds of the Offering contemplated herein.

4.    Conditions of Underwriters' Obligations.

      The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

      (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the Rules under the Securities Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction of Cozen O'Connor, counsel to the Underwriters.

      (b) At or prior to the date hereof, the Representative shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the Offering.

      (c) On the Closing Date, the Representative shall have received the favorable opinion of Ropes & Gray LLP, counsel to the Company, dated as of the Closing Date addressed to the Representative and in previously agreed upon form and substance.

      To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

      (d) On the Closing Date, the Representative shall have received from FDA regulatory counsel to the Company, an opinion, addressed to the Representative and dated as of the Closing Date, and stating in effect that, based upon review of documents provided by the Company:

                        (i) The Registration Statement in all material respects
                  adequately and accurately describes the legal status of the Company and its product candidates and the legal requirements under the Federal Food, Drug and Cosmetic Act and the rules, regulations and guidances promulgated thereunder applicable to the Company, its manufacturing operations and/or its product candidates and for obtaining and maintaining FDA approval to commercialize its products in the United States.

                        (ii) Counsel is not aware of any lawsuit or regulatory
                  proceeding, pending or threatened, brought by or before the FDA, in which the Company or any of its officers or directors, in their capacity as such, is or would be the defendant or respondent, except as described in the Prospectus, and, without an independent inquiry, counsel is not aware of any lawsuit or regulatory proceeding, pending or threatened, by federal regulatory authorities in which the Company is or would be the defendant or respondent, except as described in the Prospectus.

                        (iii) The statements in the Prospectus under the
                  captions "Risk Factors" relating to the Company's obtaining FDA and other regulatory approvals, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (i) the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (e) At the time this Agreement is executed, and at the Closing Date you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Cozen O'Connor from E&Y dated, respectively, as of the date of this Agreement and as of the Closing Date:

                  (i) Confirming that they are independent accountants with
            respect to the Company within the meaning of the Securities Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the

            Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

                  (ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                  (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five (5) days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the [September 30, 2006] balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from a specified date to a specified date not later than five (5) days prior to the Closing Date, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                  (iv) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                  (v) Statements as to such other matters incident to the
            transaction contemplated hereby as you may reasonably request.

      (f) At the Closing Date, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that, to the their knowledge, (i) the Company has performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date; (ii) the conditions set forth in Section 4 hereof have been satisfied as of such date; (iii) as of Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct;
(iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

      (g) At the Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) that the copies of the by-laws and certificate of incorporation of the Company attached thereto are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

      (h) Prior to and on the Closing Date, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus,
(iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (i) On the Closing Date, the Company shall have delivered to the Representative executed copies of each of the Operative Documents.

      (j) All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Cozen O'Connor and you shall have received from such counsel a favorable opinion, dated as of the Closing Date, with respect to such of these proceedings as you may reasonably require. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4(j), or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.    Indemnification.

      (a) Subject to the conditions set forth below and to the extent permitted by law, the Company agrees to indemnify and hold harmless each of the Underwriters and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (a "Controlling Person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative's Warrants; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

      (b) If any action is brought against an Underwriter or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter or Controlling Person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or Controlling Person unless
(i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one (1) additional firm of attorneys selected by the Underwriter and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

      (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application or in any "prospectus" (within the meaning of the Securities Act) or other offering material used by the Underwriters in the offering or sale of the Units other than the most recent Prospectus. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b).

      (d) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

      (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representatives of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters' obligations to contribute pursuant to this Section 5(e) are several and not joint.

6.    Default by an Underwriter.

      (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

      (b) In the event that the default addressed in Section 6(a) above relates to more than ten percent (10%) of the Firm Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) business day after such default relating to more than ten percent (10%) of the Firm Units you do not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) business day within which to procure another party or parties satisfactory to you to purchase said Firm Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3(k) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

      (c) In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

      7. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

      8.    Effective Date of This Agreement and Termination.

      (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      (b) You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or
(ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company's representations, warranties or covenants hereunder are breached, and if not otherwise qualified by materiality, there is a material adverse effect or
(viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

      (c) In the event that this Agreement shall not be carried out for any reason whatsoever not reasonably attributable to the Underwriters, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3(d) hereof.

      (d) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

      9.    Miscellaneous.

      (a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

          DAWSON JAMES SECURITIES, INC.
          925 South Federal Highway, 6th Floor
          Boca Raton, FL 33432
          Attn: Robert Keyser, Chief Executive Officer

Copy to:   COZEN O'CONNOR
           1667 K Street, NW, Suite 500
           Washington, DC 20006
           Attn: Ralph V. De Martino, Esq.

If to the Company:

           BIOPURE CORPORATION
           11 Hurley Street
           Cambridge, MA 02141
           Attn: Zafiris Zafirelis, President & Chief Executive Officer

Copy to:   Jane Kober, Senior VP & General Counsel

      (b) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      (c) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

      (d) This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      (e) This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

      (f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      (g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

      (h) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

      (i) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                            Very truly yours,

                                            BIOPURE CORPORATION

                                            By: _____________________________
                                                Name: Francis H. Murphy
                                                Title: Chief Financial Officer

Accepted on the date first above written.

DAWSON JAMES SECURITIES, INC.
Acting severally on behalf of itself and as one of the Representative of the several Underwriters named in Schedule I annexed hereto

By: _______________________
    Name: Robert Keyser
    Title: Chief Executive Officer

                            [UNDERWRITING AGREEMENT]

                                                                      SCHEDULE I

                              BIOPURE CORPORATION.

                               [_____] FIRM UNITS

       UNDERWRITER                        NUMBER OF FIRM UNITS TO BE PURCHASED

Dawson James Securities, Inc.

      Total